BARRIER HOMES INC.

SUBSCRIPTION AGREEMENT (Including investment representations) IMPORTANT:

This document contains significant representations.

Please read carefully before signing.

Barrier Homes Inc.

Attn: Randall Boe

802 22nd Ave S

Moorhead, Minnesota 56560

Ladies and Gentlemen:

I desire to purchase the principal amount in “Bonds” set forth below in BARRIER HOMES INC., a Minnesota corporation (BHI), (the “Company”).

I understand that this Subscription Agreement is conditioned upon the Company’s acceptance of subscriptions. If this Subscription Agreement has been accepted, the bonds subscribed to hereby shall be issued to me in the form of bonds in book entry form.

With respect to such purchase, I hereby represent and warrant to you that:

  1. Residence. I am a bona fide resident of (or, if an entity, the entity is domiciled in) the state set forth on my signature page.
  2. Subscription.
  a. I hereby subscribe to purchase the number of Bonds set forth below, and to make capital contributions to the Company in the amounts set forth below, representing the purchase price for the bonds subscr

Principal Amount of Bonds………………… $

(1)

(1) A minimum purchase of $1000 is required for individual investors. Amounts may be subscribed for in $1000 increments.

  I am enclosing a check made payable to “BARRIER HOMES INC.” in an amount equal to 100% of my total subscription amount.
  I acknowledge that this subscription is contingent upon acceptance by the Company, and that the Company has the right to accept or reject subscriptions in whole or in part.
  3. Representations of Investo In connection with the sale of the bonds to me, I hereby acknowledge and represent to the Company as follows: I hereby acknowledge receipt of a copy of the Offering Circular of the Company, dated on or about July 15, 2020, (the “Offering”), relating to the offering of the Bonds.
  a. I have carefully read the Offering Circular , including the section entitled “Risks Factors”, and have relied solely upon the and investigations made by me or my representatives in making the decision to invest in the Company. I have not relied on any other statement or printed material given or made by any person associated with the offering of the
  I have been given access to full and complete information regarding the Company (including the opportunity to meet with the Chief Executive Officer of the Company and review all the documents described in the and such other documents as I may have requested in writing) and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the .
  I am experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the bonds, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, I have used a knowledgeable representative in connection with my decision to purchase the bonds).
  I understand that an investment in the bonds is highly speculative and involves a high degree of risk. I believe the investment is suitable for me based on my investment objectives and financial needs. I have adequate means for providing for my current financial needs and personal contingencies and have no need for liquidity of investment with respect to the bonds. I can bear the economic risk of an investment in the bonds for an indefinite period of time and can afford a complete loss of such investment.
  I understand that a market for the bonds may not develop, I may not be able to liquidate an investment in the bonds for an indefinite period of time.
  I have been advised that the bonds have been qualified under the Securities Act of 1933, as amended (“Securities Act”) Regulation A Tier 1, and under applicable state securities laws (“State Laws”), and are offered pursuant to Regulation A Tier 1 from registration under the Securities Act and the State Laws. I understand that the Company’s reliance on such exemptions is predicated in part on my representations to the Company contained herein.
  g. I understand that I am not entitled to cancel, terminate or revoke this subscription, my capital commitment or any agreements hereunder and that the subscription and agreements shall survive my death, incapacity, bankruptcy, dissolution or termination.
  I understand that capital contributions to the Company will not be returned after they are paid.
  I hereby acknowledge that I am subscribing for the bonds as a result of, subsequent to or pursuant to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including me, had been invited as a result of, subsequent to or pursuant to any of the foregoing.
  4. Investment Intent; Restrictions on Transfer of Securities.
  a. I understand that (i) there may be no market for the bonds, (ii) the purchase of the bonds is a long-term investment, (iii) the transferability of the bonds is not restricted, (iv) the bonds may be sold by m
  I represent and warrant that I am purchasing the bonds for my own account, for long term investment, and without the intention of reselling or redistributing the bonds. The bonds are being purchased by me in my name solely for my own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, and I have made no agreement with others regarding any of the bonds. My financial condition is such that it is not likely that it will be necessary for me to dispose of any of the bonds in the foreseeable future.

  I am aware that, in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of any of the bonds and for which the bonds were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above.
  5. Investor Qualificatio None
  Miscellaneous.
  This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law without regard to the principles regarding conflicts of law.

SIGNATURE PAGE FOR INDIVIDUALS

Dated: Dated:

Signature Signature of Second Individual, if applicable

Name (Typed or Printed) Name (Typed or Printed)

Social Security Number Social Security Number

( _) (

_)

Telephone Number Telephone Number

Residence Street Address Residence Street Address

City, State & Zip Code City, State & Zip Code

(Must be same state as in Section 1) (Must be same state as in Section 1)

Mailing Address Mailing Address

(Only if different from residence address) (Only if different from residence address)

City, State & Zip Code City, State & Zip Code

Email address Email address

Individual Subscriber Type of Ownership:

The BONDS subscribed for are to be registered in the following form of ownership:

Individual Ownership

Joint Tenants with Right of Survivorship (both parties must sign).

Briefly describe the relationship between

the parties (e.g., married). Tenants in Common (both parties must sign). Briefly describe the relationship between the parties (e.g.,

married).

SIGNATURE PAGE FOR TRUSTS AND ENTITIES

Dated:

( _)

Name of Entity (Typed or Printed) Telephone Number

X

Signature of Authorized Person Entity’s Tax Identification Number

Name & Title (Typed or Printed) of Signatory Contact Person (if different from Signatory)

Principal Executive Office Address Mailing Address

(If different from principal executive office)

City, State & Zip Code City, State & Zip Code

(Must be same state as in Section 1)

Email address Email address

Entity Subscriber Type of Ownership:

The BONDS subscribed for are to be registered in the following form of ownership (check one):

Partnership

Limited Liability Company

Corporation

Trust or Estate (Describe, and enclose evidence of authority)

IRA Trust Account

Other (Describe)

ACCEPTANCE

This Subscription Agreement is accepted by BARRIER HOMES INC. as to:

the principal amount in BONDS set forth in Item 2.a.; or

BONDS.

Dated: , 20

BARRIER HOMES INC.

_____________________

By:

Its: